Exhibit 23(a)--Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Saga Communications, Inc. Employee Stock Purchase Plan and in the related Prospectus of our report dated February 12, 1999, with respect to the financial statements and schedule of Saga Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                               ERNST & YOUNG LLP

Detroit, Michigan
August 19, 1999